UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2016

Sydys Corporation

(Exact name of small business issuer as specified in its charter)

Nevada	98-041896
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

135 East 57th Street, 24th Floor, New York, NY 10022
(Address of principal executive offices)

(646) 406-6243
(Issuer’s telephone number)

2811 East Madison, Suite 300, Seattle, Washington 98112 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   [ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01

Entry Into a Material Definitive Agreement

Change in Control

On May 10, 2016, we issued 17,220,000 shares of our newly designated Series A Preferred Stock to Mr. Joseph Hernandez.  In exchange, Mr. Hernandez delivered a promissory note in the amount of $210,000 to our former majority shareholder and CEO, Michael Warsinske.  In turn, and in exchange for the note from Mr. Hernandez, Mr. Warsinkse executed a Release and Indemnity Agreement under which he released us of $415,456.78 in total liabilities owed to him.  In addition, Mr. Warsinske agreed to and indemnify us from any liabilities arising prior to the transaction with exception of certain specified liabilities totaling $20,159.57.

Our newly designated class of Series A Preferred Stock consists of 19,500,000 shares, par value $0.001 per share.  Series A Preferred Stock is convertible to common stock at a rate of two (2) shares of common stock for every one (1) share of Series A Preferred Stock.  Series A Preferred Stock votes together with the common stock on an as-if-converted basis.  Series A Preferred Stock has no preferred dividend rights and with respect to rights on liquidation, winding up and dissolution, will rank pari passu with the class of common stock.  As a result of these transactions, a change in control of the company occurred on May 10, 2016.

In concert with the change in control transaction described above and as a significant feature of an overall reorganization of our capital structure, our Board of Directors and a majority of our shareholders have approved a reverse split of all outstanding shares of our common stock in a ratio of 1 for 7.5.  The reverse split is expected to take effect twenty days after our mailing of a definitive Schedule 14C to shareholders, and upon completion of the mandatory review process at FINRA.  Immediately following the reverse split, we will have approximately 1,600,000 shares of common stock issued and outstanding.

Following the actions described above, our CEO and Director, Michael Warsinske, and our CFO and Director, Mark Noffke resigned from their executive officer positions and appointed Joseph Hernandez as our CEO, CFO, and Executive Chairman.  In addition, Mr. Warsinske and Mr. Noffke appointed Joseph Hernandez to our Board of Directors and resigned from the board effective ten (10) days after mailing to shareholders of our Schedule 14f-1 regarding the change in our board.

Agreement with Prima Biomed Ltd.

On May 11, 2016, we entered into a Sub-License, License, and Asset Purchase Agreement (the “Agreement”) with Prima Biomed Ltd., an Australian corporation (“Prima”).  Under the Agreement, we have obtained a worldwide exclusive sub-license to certain patents and certain intellectual property and other assets related to CVacTM, a therapy based on ex vivo pulsing of dendritic cells or monocytes with the mannosylated fusion protein. CVac™ therapy is a personalized immunocellular therapeutic that has been investigated for the treatment of epithelial cancers. CVac™ stimulates the patient’s own immune system to target and destroy tumours. It has been investigated in multiple Phase I and Phase II studies with positive results.  In addition to the exclusive sub-license to CVac™ intellectual property, we have also obtained a non-exclusive sublicense and license to all know-how related to CVac™ and have acquired certain assets, including Prima’s inventory of CVac™ products and components, certain machinery and equipment, certain contract rights, and documents and records.

In consideration for the sub-license and related items acquired under the Agreement, we have agreed to issue Prima 1,980,000 shares of Series A Preferred Stock.  Following the effectiveness of the reverse split of common stock discussed above, this will represent 9.9% of our total issued and outstanding capital stock on a fully converted basis.  Prima’s equity position shall be non-dilutable until such time as we have closed an equity financing in the minimum amount of $20,000,000.  In addition, for so long as Prima holds more than 5% of our outstanding capital stock, it shall be entitled to appoint one member to our board of directors.

The Agreement requires us to make certain payments to Prima upon the achievement of various developmental milestones.  In addition, we are required to make additional payments upon the achievement of certain sales milestones.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Section 3 – Securities and Trading Markets

Item 3.02.

Unregistered Sales of Equity Securities

In connection with the acquisition of controlling interest by Mr. Hernadez and the Agreement with Prima Biomed, Ltd., as discussed above, we have issued a total of 19,200,000 shares of our newly-designated Series A Preferred Stock. These shares of preferred stock were issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act.  We did not engage in any general solicitation or advertising with respect to the issuance of these shares.

Section 5 – Corporate Governance and Management

Item 5.01.

Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As discussed above, our CEO and Director, Michael Warsinske, and our CFO and Director, Mark Noffke resigned from their executive officer positions and appointed Joseph Hernandez as our CEO, CFO, and Executive Chairman effective May 10, 2016.  In addition, Mr. Warsinske and Mr. Noffke appointed Joseph Hernandez to our Board of Directors and resigned from the board effective ten (10) days after mailing to shareholders of our Schedule 14f-1 regarding the change in our board.

Joseph Hernandez, M.S., MBA, is currently the Executive Chairman and a member of the Board of Directors of Ember Therapeutics, Inc. Mr. Hernandez is the founder of several biotechnology companies, including Microlin Bio, Inc., a biotechnology company focusing on microRNA diagnostics and therapeutics in oncology, where he currently serves as Executive Chairman and Chief Executive Officer; Prolias Technologies, Inc., a molecular diagnostics company focusing on thyroid cancer, where he has served as its Chairman since March 2010 and a director since September 2010; and Innovative Biosensors, Inc., a MIT-based technology company that develops, manufactures and markets rapid pathogen detection and diagnostic systems comprised of biosensors, where he served as President and Chief Executive Officer from 2003 until 2009. From July 2010 to March 2012, Mr. Hernandez also served as President and Chief Executive Officer of Signal Genetics, LLC, a privately-held company focused on oncology and the development of innovative diagnostic services. Mr. Hernandez has held numerous business development and marketing roles, having served in such roles at Digene Corporation (which has since been acquired by Qiagen), a molecular diagnostics company that develops, manufactures and markets gene-based testing systems for the screening, monitoring and diagnosis of certain human diseases, such as women’s cancers and infectious diseases, from 2001 to 2003, and at Affymetrix, Inc., a publicly-held Silicon Valley biotech company that develops DNA microarrays, from 2000 to 2001. From 1998 to 2000, Mr. Hernandez worked in sales and marketing for the publicly-held pharmaceutical company Merck. Mr. Hernandez is a member of the board of directors of MdBIO, a life science industry association based in the Mid-Atlantic region, and a member of the board of directors of Shady Grove Hospital. Mr. Hernandez holds an M.S. in Microbiology and Molecular Genetics from the University of Florida and a B.S. in Neuroscience from the University of Florida.

Mr. Hernandez has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.  At this time, we do not have a written employment agreement or other formal compensation agreement with Mr. Hernandez.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As discussed in Item 1.01, above, we have designated a new class of preferred stock.  Our newly designated class of Series A Preferred Stock consists of 19,500,000 shares, par value $0.001 per share.  Series A Preferred Stock is convertible to common stock at a rate of two (2) shares of common stock for every one (1) share of Series A Preferred Stock.  Series A Preferred Stock votes together with the common stock on an as-if-converted basis.  Series A Preferred Stock has no preferred dividend rights and with respect to rights on liquidation, winding up and dissolution, will rank pari passu with the class of common stock.

Section 9 – Financial Statements and Exhibits

Item 9.01.

Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series A Preferred Stock
10.1	Subscription Agreement with Joseph Hernandez
10.2	Sub-License, License, and Asset Purchase Agreement (the “Agreement”) with Prima Biomed Ltd.*

*Document has been redacted in part; the company will request confidential treatment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sydys Corporation

Joseph Hernandez

Joseph Hernandez

Executive Chairman and CEO

Date:  May 12, 2016